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USA SUBSIDIARIES AS OF 12/31/01

SUBSIDIARY                                        JURISDICTION OF INCORPORATION
----------                                        -----------------------------

AST LLC                                                 Delaware
AST SUB INC                                             Delaware
Exception Management Services LP                        Delaware
Home Shopping Espanol S. De.R.L.                        Mexico
Home Shopping Network En Espanol LLC                    Delaware
Home Shopping Network En Espanol LP                     Delaware
HSE Media LLC                                           Delaware
HSN Capital LLC                                         Delaware
HSN Catalog Services, Inc                               Delaware
HSN Direct LLC                                          Delaware
HSN Fulfillment LLC                                     Delaware
HSN General Partner LLC                                 Delaware
HSN Home Shopping Network GmbH                          Germany
HSN Improvements, LLC                                   Delaware
HSN Interactive LLC                                     Delaware
HSN LP                                                  Delaware
HSN of Nevada LLC                                       Delaware
HSN Realty LLC                                          Delaware
HSNAutomatic LLC                                        Delaware
Ingenious Designs LLC                                   Delaware
MarkeTech Services, Inc.                                Delaware
Short Shopping LLC                                      Delaware
ECS Sports Fulfillment LLC                              Delaware
Home Shopping Network, Inc                              Delaware
Hotel Reservation Network, Inc.                         Delaware
HTRF Holdings, Inc                                      Delaware
New-U Studios Holdings, Inc.                            Delaware
Precision Response Corp                                 Florida
Silver King Investment Holdings, Inc.                   Delaware
SK Holding Inc.                                         Delaware
SKC Investments Inc.                                    Delaware
Styleclick, Inc.                                        Delaware
Taipai, Inc                                             Delaware
Taiwan Travel Inc.                                      Delaware
Ticketmaster                                            Delaware
TMC Realty LLC                                          California
USA Broadcasting Inc.                                   Delaware
USA Electronic Commerce Solutions  LLC                  Delaware
USA Films, LLC                                          Delaware
USA Media Corp                                          Delaware
USA Media LLC                                           Delaware
USA Network Interactive LLC                             Delaware
USA Networks Holdings, Inc.                             Delaware
USA Television Group LLC                                Delaware
USA Video Distribution LLC                              Delaware
USAi Sub Inc.                                           Delaware
USANI Holding XI, Inc.                                  Delaware
USANI LLC                                               Delaware
USANI Sub LLC                                           Delaware
ATL Productions, Inc.                                   Delaware
Black Crow Productions, Inc.                            Delaware
Crosby Films Inc                                        Wyoming
Eva Productions Inc                                     Wyoming
Evergreen Pictures Inc                                  California
Glacier Films, Inc.                                     Delaware
Gramercy Films LLC                                      Delaware
Interscope Communications, Inc.                         Delaware
Interscope Films, Ltd                                   Delaware
Island Pictures Corporation                             Delaware
Lava Films, Inc.                                        Delaware
McCools Inc.                                            Wyoming

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New Millenium Pictures LLC                              California
October Films Inc                                       Delaware
OFI Holdings Inc.                                       Delaware
Out There Productions Limited                           Delaware
PFE Development Inc                                     Delaware
Polygram Filmed Entertainment Distribution, Inc.        Delaware
Polygram Filmed Entertainment, Inc.                     Delaware
Shokri Pictures Inc                                     Wyoming
Vat Films, Inc.                                         California
Vat Productions, Inc.                                   California
Volcanic Films, Inc.                                    California
Yala Productions Inc.                                   Massachusetts
Banderole Development LLC                               Delaware
Broadway Legends LLC                                    Delaware
Crime Network, LLC                                      Delaware
Exposure Studios LLC                                    Delaware
Flagship Development LLC                                Delaware
Happy Hours Development LLC                             Delaware
Lexi Productions LLC                                    Delaware
Music of Sci Fi Channel LLC                             Delaware
Music of USA Cable Entertainment LLC                    Delaware
Music of USA Network LLC                                Delaware
NATV Sales Inc.                                         Nevada
NATV Sub Corp LLC                                       Delaware
NCL LLC                                                 Delaware
Nicholas Productions LLC                                Delaware
North American Television, Inc.                         Nevada
North Bridge Programming Inc                            Canada
NWI Cable                                               Nevada
NWI Direct Inc.                                         Nevada
NWI Network Inc.                                        Nevada
NWI Television                                          Nevada
NWI Vision Inc                                          Nevada
Sci Fi Channel Publishing LLC                           Delaware
Sci Fi Lab Development LLC                              Delaware
Sci Fi Lab LLC                                          Delaware
Sci Fi LLC                                              Delaware
Storm Front LLC                                         Delaware
Trio Cable, Inc.                                        Nevada
Trio Direct Inc.                                        Nevada
Trio Entertainment, Inc                                 Canada
Trio Network Inc.                                       Nevada
Trio Productions, LLC                                   Nevada
Trio Television Inc.                                    Nevada
Trio Vision Inc                                         Nevada
True Blue Productions LLC                               Delaware
Underworld Productions LLC                              Delaware
USA Cable                                               New York
USA Cable Entertainment Development LLC                 Delaware
USA Cable Entertainment LLC                             Delaware
USA Cable Entertainment Publishing LLC                  Delaware
USA Network Publishing LLC                              Delaware
USA Networks Partner LLC                                Delaware
White Flag Development LLC                              Delaware
Writers Development LLC                                 Delaware
Coldwater USA Cable Development LLC                     Delaware
Fare Holm Productions Limited                           Canada
Laurel Productions LLC                                  Delaware
Music of Studios USA LLC                                California
New U Pictures Facilities LLC                           Delaware
Studios USA Canada Productions                          Delaware
Studios USA First Run Entertainment LLC                 Delaware
Studios USA First Run Productions LLC                   Delaware
Studios USA First-Run TV LLC                            Delaware

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Studios USA LLC                                         Delaware
Studios USA Music Publishing LLC                        Delaware
Studios USA Pictures Development LLC                    Delaware
Studios USA Pictures LLC                                Delaware
Studios USA Programming LLC                             Delaware
Studios USA Reality TV LLC                              Delaware
Studios USA Talk Productions LLC                        Delaware
Studios USA Talk Television LLC                         Delaware
Studios USA Talk Video                                  Delaware
Studios USA TV Distribution LLC                         Delaware
Studios USA TV LLC                                      Delaware
SUSA Music Publishing LLC                               Delaware
The Stupids Family Productions, Inc                     Delaware
Cinema Acquisition LLC                                  Delaware
City Search (Canada)                                    Canada
Cityauction, Inc                                        California
FC1013 Limited (UK)                                     United Kingdom
Match.com                                               Delaware
Reserve America CA Inc                                  Delaware
Reserve America Holdings, Inc                           Canada
Reserve America ON, Inc                                 Canada
Reserve America US Holdings, Inc                        Delaware
Reserve America, Inc                                    Delaware
Sidewalk.com, Inc.                                      Nevada
Synchro Systems Limited (UK)                            United Kingdom
Ticketmaster California Gift Certificates LLC           California
Ticketmaster Canada Ltd. (Canada)                       Canada
Ticketmaster Cinema Group LTD                           Delaware
Ticketmaster Group, Inc                                 Illionois
Ticketmaster Indiana Holdings Corporation               Indiana
Ticketmaster LLC                                        Delaware
Ticketmaster Multimedia Holdings Inc                    Delaware
Ticketmaster New Ventures Holdings, Inc.                Delaware
Ticketmaster Online City Search - Canada                Canada
Ticketmaster Online City Search - UK                    United Kingdom
Ticketmaster Pacific Acquisitions, Inc.                 Delaware
Ticketmaster Ticketing Co., Inc.                        Delaware
Ticketmaster UK Limited (UK)                            United Kingdom
Ticketmaster-Indiana LLC                                Indiana
Ticketweb, Inc.                                         Delaware
Ticketweb, Ltd.                                         United Kingdom
TM Movie Tix, Inc.                                      Delaware
TM Number One Limited (Uk)                              United Kingdom
TM Vista (fna 2B Technology)                            Virginia
World Wide Ticket Systems                               Washington
Access Direct Telemarkting Inc                          Iowa
Avaltus, Inc                                            New Jersey
Hancock Information Group, Inc                          Florida
PRC Netcare.Com, Inc                                    Delaware
Precision Relay Services, Inc.                          Florida
Precision Response of Colorado, Inc.                    Delaware
Precision Response of Louisana                          Delaware
Precision Response of North America                     Delaware
Precision Response of PA                                Delaware
Precision Response of Texas                             Delaware
City Desk, Inc                                          Florida
Dance Show, Inc.                                        Florida
Generation n, Inc.                                      Florida
Hotties, Inc.                                           Florida
Kenneth's Freakquency, Inc.                             Florida
Lincoln Lounge, Inc.                                    Florida
Lips, USA Inc.                                          Florida
Miami USA Broadcasting Productions, Inc.                Florida

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Miami USA Broadcasting, Inc.                            Florida
Neil at Night, Inc.                                     Florida
North Central LPTV Inc.                                 Delaware
Northeast LPTV, Inc                                     Delaware
Ocean Drive, USA, Inc.                                  Florida
Out Loud, Inc.                                          Florida
Personal Box, Inc.                                      Florida
Radio Daze, Inc.                                        Florida
South Central LPTV Inc                                  Delaware
Southeast LPTV, Inc.                                    Delaware
Telemation Inc.                                         Delaware
Traffic Jams, USA, Inc.                                 Florida
USA Broadcasting Productions, Inc.                      Delaware
USA Station Group LPTV, Inc.                            Delaware
USA Station Group of Ann Arbor, Inc.                    Delaware
USA Station Group of Nebraska, LLC                      Delaware
USA Station Group of Northern Cal. Inc.                 Delaware
West LPTV, Inc.                                         Delaware
Getting Away Productions, Inc.                          Canada
J&H Productions, Inc.                                   Canada
Mariette Productions Canada, Inc.                       Canada
Savoy Pictures Entertainment Inc.                       Delaware
Savoy Pictures Inc.                                     Massachusetts
Savoy Pictures Television Programming, Inc.             Delaware
Savoy Stations, Inc                                     Delaware
Savoy Television Holdings, Inc.                         Delaware
Simple Plan Productions, Inc                            Delaware
The Stupids Family Productions, Inc                     Delaware
SF Broadcasting of Green Bay, Inc.                      Delaware
SF Broadcasting of Honolulu, Inc.                       Delaware
SF Broadcasting of Mobile, Inc.                         Delaware
SF Broadcasting of New Orleans, Inc.                    Delaware
SF Broadcasting of Wisconsin                            Delaware
SF Green Bay License Subsidiary, Inc.                   Delaware
SF Honolulu License Subsidiary, Inc.                    Delaware
SF Mobile License Subsidiary, Inc.                      Delaware
SF Multistations, Inc.                                  Delaware
SF New Orleans License Subsidiary, Inc.                 Delaware